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                                                                   EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 28, 1999 relating to the financial statements, which appears on page 38 of Tegal Corporation's Annual Report on Form 10-K for the year ended March 31, 1999. We also consent to the incorporation by reference of our report dated April 28, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.



/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
October 1, 1999